EXHIBIT 99.1

Contact:

David Foster
CFO of diaDexus, Inc.
(650) 246-6403
dfoster@diadexus.com

diaDexus, Inc. Reports 2010 Fourth Quarter and Year-End Financial Results

SOUTH SAN FRANCISCO, Calif., (March 21, 2011) -- diaDexus, Inc. (OTC Bulletin Board: DDXS), a diagnostics company focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease, today announced financial results for the 2010 fourth quarter and year-end.

Fourth quarter 2010

Total revenues for the 2010 fourth quarter were $3.3 million versus $3.1 for the fourth quarter of 2009. Total expenses for the quarter were $5.8 million as compared to $3.7 million for the 2009 fourth quarter. Net cash used in operating activities for the fourth quarter of 2010 was $2.8 million versus $.8 million for the same period the year prior. The increases in operating expenses and net cash used in operating activities were both primarily due to the requirements of public company reporting and costs related to a legacy building lease acquired in the reverse merger transaction with VaxGen, Inc. completed July 28, 2010.

Year-end 2010

Revenues for the 12-month period ended December 31, 2010 were $11.8 million vs. $11.9 million for 2009, a decrease primarily attributable to the previously disclosed voluntary withdrawal of the PLAC TIA Test in May 2010 and the loss of some smaller customers, offset by the switch of our major customers to and an increase in demand for the company’s PLAC ELISA Test product.  diaDexus announced in January 2011 that the US Food and Drug Administration (FDA) had cleared the company’s 510(k) application for marketing the new TIA version of its proprietary PLAC® Test. Re-launch of the product is planned for the second quarter of 2011. Total operating expenses for 2010 of $20.4 million reflect five months of expenses related to compliance with public company requirements and the legacy building lease; for 2009, total operating expenses were $16.6 million. Net cash used in operating activities was $7.5 million in 2010 versus $5.6 million in 2009, also primarily a result of the requirements of public company reporting and additional lease expenses.

Cash and short term investments at December 31, 2010 were $20.4 million compared to $4.8 million at December 31, 2009. The increase is mostly a result of the reverse merger transaction with VaxGen, Inc. completed July 28, 2010, from which diaDexus obtained $23.4 million in cash and equivalents held by VaxGen, partially offset by net cash used in operating activities and the repayment of debt.

Guidance

diaDexus said its guidance for 2011 total revenues remains unchanged, namely, $12-13 million. Guidance for cash used in operations also remains unchanged at $10-12 million. The company projects that it has sufficient cash through 2011, based on its current operating plan. Future financing needs will depend on the company's ability to increase the rate of adoption of the company’s products by physicians and laboratories and progress in achieving additional positive coverage decisions from insurers for the PLAC test.

Webcast

diaDexus said it is hosting a webcast on Tuesday, March 22 at 8:30 AM PDT (11:30 AM EDT) to discuss the 2010 fourth quarter and year-end financial results. The webcast may be accessed via the company's website at www.diadexus.com/webcast.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, is focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease. The company's PLAC Test for Lp-PLA2 is the only blood test cleared by the FDA to aid in assessing risk for both coronary heart disease and ischemic stroke associated with atherosclerosis. For more information, please visit the company's website at www.diaDexus.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the company's plans, objectives, expectations and intentions with respect to future operations and products and other statements that are not historical in nature, particularly those that use terminology such as "will," "potential", "could," "can," "believe," "intends," "continue," "plans," "expects," "projects," "estimates" or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus that could cause actual results to differ materially from those expressed in such forward-looking statements include diaDexus' ability to maintain regulatory clearance for and successfully commercialize its PLAC Test and new diagnostic products, including its enhanced PLAC TIA test; the effects of government regulations and the company’s ability to comply with such regulations; the company’s ability to demonstrate that treatment of individuals based on their Lp-PLA2 levels improves clinical outcomes in prospective clinical studies; the rate of adoption of the PLAC Test by doctors and laboratories; the third party payor’s acceptance of and reimbursement for the PLAC Test; diaDexus' reliance on sole source third party manufacturers to manufacture and supply its main reagent and the PLAC Test; the company’s relationships with key customers; the company’s ability to retain key employees and to attract, retain and motivate other qualified personnel; diaDexus' limited revenue and cash resources; the adequacy of the company’s intellectual property rights; and diaDexus' significant corporate expenses, including expenses associated with being a public company and real estate lease liabilities. Additional factors that could cause diaDexus' results to differ materially from those described in the forward-looking statements can be found in diaDexus' most recent annual report on Form 10-K, most recent quarterly report on Form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available at the SEC's web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and diaDexus disclaims any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

DIADEXUS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
 (In thousands, except share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenues:
License revenue	$76	$193	$305	$429
Royalty revenue	1,005	1,014	3,632	4,208
Product sales	2,058	1,645	7,132	5,826
Product sales to related party	160	295	681	1,469
Total revenues	3,299	3,147	11,750	11,932
Operating costs and expenses:
Product costs	1,271	882	4,652	3,452
Sales and marketing	1,102	1,475	5,138	6,650
Research and development	1,351	804	4,935	3,705
General and administrative	2,113	523	5,629	2,808
Total operating costs and expenses	5,837	3,684	20,354	16,615
Loss from operations	(2,538)	(537)	(8,604)	(4,683)
Interest, income expense and other income (expense), net
Interest income	15	10	40	89
Interest expense	207	(142)	(149)	(998)
Other income (expense), net	(2)	70	42	305
Loss before income tax	(2,318)	(599)	(8,671)	(5,287)
Income tax benefit	231	12	226	5
Net loss	$(2,087)	$(587)	$(8,445)	$(5,282)
Basic and diluted net loss per share:	$(0.04)	$(0.03)	$(0.25)	$(0.28)
Weighted average shares used in computing basic and diluted net loss per share	53,067,057	19,059,144	33,594,033	19,059,144

DIADEXUS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2010	December 31, 2009*
Assets
Current assets:
Cash and cash equivalents	$20,394	$2,539
Short-term investment securities	—	2,262
Accounts receivable	1,543	1,637
Receivable from related party	175	295
Inventories	105	221
Assets held for sale	308	—
Prepaid expenses and other current assets	1,046	618
Total current assets	23,571	7,572
Restricted cash	1,800	400
Property and equipment, net	580	1,366
Other long-term assets	128	130
Total assets	$26,079	$9,468

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$445	$273
Notes payable	—	3,498
Deferred revenues, current portion	305	318
Deferred rent, current portion	103	194
Unfavorable lease obligations	363	—
Accrued and other current liabilities	1,930	1,922
Total current liabilities	3,146	6,205
Long-term deferred rent	52	103
Non-current portion of unfavorable lease obligation	3,555	—
Non-current portion of deferred revenue	835	1,140
Warrant liability	—	36
Other long term liabilities	646	—
Total liabilities	8,234	7,484

Commitments and contingencies

Convertible preferred stock	—	168,242

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	531	18
Additional paid-in capital	204,774	12,739
Accumulated deficit	(187,460)	(179,015)
Total stockholders’ equity (deficit)	17,845	(166,258)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$26,079	$9,468

*
The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.